                                                                    EXHIBIT 11.1

                           INTERNATIONAL STEEL GROUP
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                                      PERIOD
                                                                                                                  FROM INCEPTION
                                                           PERIOD FROM INCEPTION                                   FEBRUARY 22,
                                                             FEBRUARY 22, 2002     THREE MONTHS     SIX MONTHS         2002
                                                                   THROUGH             ENDED           ENDED         THROUGH
                                                              DECEMBER 31, 2002    JUNE 28, 2003   JUNE 28, 2003   JUNE 29, 2002
                                                              -----------------    -------------   -------------  ---------------
                  BASIC EARNINGS PER SHARE
------------------------------------------------------------
Common Stock
Net Income (loss) Available to common stockholders..........       $69,575           $(25,773)       $(28,060)       $(9,489)
Average Shares of Common Stock..............................        18,362             19,244          19,244         17,921
                                                                   -------           --------        --------        -------
Basic Earnings Per Share....................................       $ 3,789           $ (1,339)       $ (1,458)       $  (529)
                                                                   =======           ========        ========        =======
Class B Common Stock
Net loss available to Class B common stockholders...........                         $ (1,406)       $  (726)
Average shares of Class B Common Stock......................                            1,237            619
                                                                                     --------        -------
Basic Earnings Per Share....................................                         $ (1,137)       $(1,172)
                                                                                     ========        =======

                 DILUTED EARNINGS PER SHARE
------------------------------------------------------------
Net Income (loss) Available to common stockholders..........       $69,575           $(25,773)       $(28,060)       $(9,489)
Average Shares of Common Stock and Other Potentially
  Dilutive Securities Outstanding
Common Stock................................................        18,362             19,244          19,244         17,921
Stock Options...............................................           743                  *               *              *
Convertible note............................................                                *               *
                                                                   -------           --------        --------        -------
     Total..................................................        19,105           $ 19,244          19,244         17,921
                                                                   =======           ========        ========        =======
Diluted Earnings Per Share..................................       $ 3,642           $ (1,339)       $ (1,458)       $  (529)
                                                                   =======           ========        ========        =======
Class B Common Stock
Net loss available to Class B common stockholders...........                          $(1,406)       $   (726)
Average shares of Class B Common Stock and other Potentially
  Dilutive Securities Outstanding
  Common Stock Class B......................................                            1,237             619
  Stock options.............................................                                *               *
  Convertible note..........................................                                *               *
                                                                                     --------        --------
                                                                                        1,237             619
                                                                                      =======        ========
Diluted Earnings Per Share..................................                          $(1,137)       $ (1,172)
                                                                                      =======        ========


* These amounts are not included in the calculation of the weighted average share outstanding since their effect would be antidilutive.